Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of June 21, 2018, is by and among NEOGENOMICS LABORATORIES, INC., a Florida corporation (the “Borrower”), the Guarantors identified on the signature pages hereto, the Lenders identified on the signature pages hereto, and REGIONS BANK, as administrative agent (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, credit facilities have been extended to the Borrower pursuant to that certain Credit Agreement, dated as of December 22, 2016 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among the Borrower, the Guarantors identified therein, the Lenders identified therein, and Regions Bank, as Administrative Agent and Collateral Agent;

WHEREAS, the Borrower has notified the Administrative Agent that, pursuant to Section 2.1(d) of the Credit Agreement, the Lenders identified on Schedule A (collectively, the “Incremental Lenders”) have agreed to provide an additional Term Loan in the amount of $30,000,000 to the Borrower (the “Term Loan A-2”); and

WHEREAS, the Borrower has requested other modifications to the Credit Agreement, and the Required Lenders have agreed to modifications on the terms set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2.    Establishment of Term Loan A-2.

2.1    This Amendment is an Incremental Facility Amendment.

2.2    Subject to the terms and conditions provided herein, the Term Loan A-2 is hereby established as an Incremental Facility pursuant to Section 2.1(d) of the Credit Agreement. The Term Loan A-2 shall be subject to all of the terms and conditions applicable to the Term Loan A except as set forth in this Agreement.

2.3    Subject to the terms and conditions set forth herein, each Incremental Lender will make its portion of the Term Loan A-2 in an amount not to exceed such Incremental Lender’s commitment to the Term Loan A-2 set forth on Schedule A hereto; the Term Loan A-2 will be disbursed to the Borrower in Dollars in a single advance on the date hereof. The Term Loan A-2 may consist of Base Rate Loans, Adjusted LIBOR Rate Loans, or a combination thereof, as further provided in the Credit Agreement. Amounts repaid on the Term Loan A-2 may not be reborrowed. The maturity date of the Term Loan A-2 shall be December 22, 2021 (the “Term Loan A-2 Maturity Date”). The Term Loan A-2 shall bear interest as set forth in Section 2.7 of the Credit Agreement as such section is amended hereby. The Term Loan A-2 shall share ratably in any mandatory prepayments of any other Term Loan and shall have ratable voting rights as the other Term Loans.

Exhibit 10.1

2.4    The principal amount of the Term Loan A-2 shall be repaid in installments on the date and in the amounts set forth in the table below (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 2.11 of the Credit Agreement):

Payment Dates	Principal Amortization Payment
September 30, 2018	$375,000
December 31, 2018	$375,000
March 31, 2019	$562,000
June 30, 2019	$562,000
September 30, 2019	$562,000
December 31, 2019	$562,000
March 31, 2020	$562,000
June 30, 2020	$562,000
September 30, 2020	$562,000
December 31, 2020	$562,000
March 31, 2021	$750,000
June 30, 2021	$750,000
September 30, 2021	$750,000
Term Loan A-2 Maturity Date	Outstanding Principal Balance of Term Loan A-2

3. Amendments to the Credit Agreement. The Credit Agreement is amended as follows:

3.1    The following definitions are added to Section 1.1 in the appropriate alphabetical order:

“Second Amendment Effective Date” means June 21, 2018.

“Second Amendment Redemption” means, on the Second Amendment Effective Date, the Borrower’s redemption of all of the outstanding Series A Preferred Stock.

3.2    Clause (a) of the definition of “Applicable Margin” in Section 1.1 is hereby amended and restated in its entirety to read as follows:

(a) from the Second Amendment Effective Date through the date two (2) Business Days immediately following the date a Compliance Certificate is delivered pursuant to Section 7.1(c) for the Fiscal Quarter ending December 31, 2018, the percentage per annum based upon Pricing Level 5 in the table set forth below, and

3.3    The table in the definition of “Applicable Margin” in Section 1.1 is amended in its entirety to read as follows:

Exhibit 10.1

Pricing Level	Consolidated Leverage Ratio	Adjusted LIBOR Rate Loans and Letter of Credit Fee	Base Rate Loans	Commitment Fee
1	< 2.25:1.0	2.25%	1.25%	0.250%
2	> 2.25:1.0 but < 2.75:1.0	2.75%	1.75%	0.375%
3	> 2.75:1.0 but < 3.25:1.0	3.00%	2.00%	0.375%
4	> 3.25:1.0 but < 3.75:1.0	3.50%	2.50%	0.500%
5	> 3.75:1.0	4.00%	3.00%	0.500%

3.4    In clause (x) of the definition of “Applicable Margin” in Section 1.1, the reference to “Pricing Level 4” is hereby amended to read “Pricing Level 5”.

3.5    In clause (b) of the definition of “Consolidated Excess Cash Flow” in Section 1.1, the reference to “the Term Loan” is amended to read “any Term Loan”.

3.6    In clause (a) of Section 2.7, the reference to “Revolving Loans or the Term Loan A” is hereby amended to read “Revolving Loans, the Term Loan A or the Term Loan A-2”.

3.7    In Section 2.11(c)(iv), the reference to “December 31, 2017” is amended to read “December 31, 2018” and clause (x) is amended in its entirety to read as follows:

(x) either (A) seventy-five percent (75%) of Consolidated Excess Cash Flow for the immediately preceding Fiscal Year if the Consolidated Leverage Ratio as of the last day of such Fiscal Year is greater than or equal to 3.25:1.0, or (B) fifty percent (50%) of Consolidated Excess Cash Flow for the immediately preceding Fiscal Year if the Consolidated Leverage Ratio as of the last day of such Fiscal Year is less than 3.25:1.0 but greater than 2.75:1.0, minus

3.8    In clause (c) of Section 7.8, the reference to “the Closing Date Redemption” is amended to read “the Closing Date Redemption and the Second Amendment Redemption”.

3.9    In Section 7.14, the following phrase is inserted after the first reference to “the Closing Date”:
(with respect to the Term Loan A) or the Second Amendment Effective Date (with respect to the Term Loan A-2)

3.10    Section 8.3(e) is amended and restated in its entirety to read as follows:

(e)    the Second Amendment Redemption.

3.11    Section 8.7(a) is amended and restated in its entirety to read as follows:

(a)    Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of any Fiscal Quarter of the Borrower to be greater than the ratio set forth below:

Exhibit 10.1

Fiscal Quarter ending	Permitted Consolidated Leverage Ratio
June 30, 2018 and September 30, 2018	4.50:1.0
December 31, 2018 and March 31, 2019	4.00:1.0
June 30, 2019 and September 30, 2019	3.75:1.0
December 31, 2019	3.50:1.0
March 31, 2020, June 30, 2020, September 30, 2020 and December 31, 2020	3.25:1.0
March 31, 2021 and thereafter	3.00:1.0

4.    Conditions Precedent. This Amendment shall become effective as of the date hereof upon satisfaction of each of the following conditions precedent in each case in a manner reasonably satisfactory to the Administrative Agent:

(a)    Amendment. Receipt by the Administrative Agent of executed counterparts of this Amendment properly executed by an Authorized Officer of each Credit Party, the Incremental Lenders, the Required Lenders and the Administrative Agent.

(b)    Certified Resolutions. Receipt by the Administrative Agent of a certificate from an Authorized Officer of each Credit Party, certifying and attaching copies of resolutions adopted by each Credit Party approving or consenting to the Amendment, in form and substance reasonably satisfactory to the Administrative Agent.

(c)     Opinions of Counsel. Receipt by the Administrative Agent of customary opinions of legal counsel to the Credit Parties, addressed to the Administrative Agent and each Lender (including each Incremental Lender).

(d)    Pro Forma Leverage Ratios. Receipt by the Administrative Agent of evidence (including detailed calculations) demonstrating that after giving effect to the Term Loan A-2 to finance the Second Amendment Redemption on a Pro Forma Basis, the Consolidated Leverage Ratio on the date hereof calculated for the period of twelve months ending May 31, 2018 shall be less than or equal to 4.0:1.0.

(e)    Second Amendment Redemption. Receipt by the Administrative Agent of evidence that the Second Amendment Redemption shall have been consummated substantially concurrently with the Second Amendment Effective Date.

(f)    Fees and Expenses. The Administrative Agent shall have confirmation that all reasonable out-of-pocket fees and expenses required to be paid on or before the date hereof, including those fees in connection with that certain Fee Letter dated as of June 4, 2018 by and between the Borrower and the Administrative Agent, have been paid, including the reasonable out-of-pocket fees and expenses of counsel for the Administrative Agent.

5.    Amendment is a “Credit Document”. This Amendment is a Credit Document and all references to a “Credit Document” in the Credit Agreement and the other Credit Documents (including, without limitation, all such references in the representations and warranties in the Credit Agreement and the other Credit Documents) shall be deemed to include this Amendment.

Exhibit 10.1

6.    Representations and Warranties; No Default. Each Credit Party represents and warrants to the Administrative Agent that, on and as of the date hereof, immediately after giving effect to this Amendment, (a) the representations and warranties contained in Section 6 of the Credit Agreement and in the other Credit Documents are true and correct in all material respects (except to the extent such representation or warranty is already qualified by materiality in which case such representation and warranty is true and correct in all respects) on and as the date hereof, except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects (except to the extent such representation or warranty is already qualified by materiality in which case such representation and warranty is true and correct in all respects) as of such earlier date, and (b) no event has occurred and is continuing which constitutes an Event of Default or a Default.

7.    Reaffirmation of Obligations. Each Credit Party (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Credit Documents and (c) agrees that this Amendment and all documents, agreements and instruments executed in connection with this Amendment do not operate to reduce or discharge such Credit Party’s obligations under the Credit Documents.

8.    Reaffirmation of Security Interests. Each Credit Party (a) affirms that each of the Liens granted in or pursuant to the Credit Documents are valid and subsisting and (b) agrees that this Amendment and all documents, agreements and instruments executed in connection with this Amendment do not in any manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Credit Documents.

9.    No Other Changes. Except as modified hereby, all of the terms and provisions of the Credit Documents shall remain in full force and effect.

10.    Counterparts/Facsimile. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means (e.g. “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart of this Amendment.

11.    Governing Law. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Credit Agreement to be duly executed as of the date first written above.

BORROWER:	NEOGENOMICS LABORATORIES, INC.,
a Florida corporation

By:	/s/ Douglas M. VanOort
Name: Douglas M. VanOort
Title: Chief Executive Officer

GUARANTORS:	NEOGENOMICS, INC.,
a Nevada corporation

By:	/s/ Douglas M. VanOort
Name: Douglas M. VanOort
Title: President and Chief Executive Officer

CLARIENT, INC.,
a Delaware corporation

By:	/s/ Douglas M. VanOort
Name: Douglas M. VanOort
Title: Chief Executive Officer
CLARIENT DIAGNOSTIC SERVICES, INC.,
a Delaware corporation

By:	/s/ Douglas M. VanOort
Name: Douglas M. VanOort
Title: Chief Executive Officer
NEOGENOMICS BIOINFORMATICS, INC.,
a Florida corporation

By:	/s/ Douglas M. VanOort
Name: Douglas M. VanOort
Title: Chief Executive Officer

[SIGNATURE PAGES CONTINUE]

ADMINISTRATIVE AGENT:	REGIONS BANK, as Administrative Agent

By:	/s/ Ned Spitzer
Name: Ned Spitzer
Title: Managing Director

LENDERS:	REGIONS BANK

By:	/s/ Ned Spitzer
Name: Ned Spitzer
Title: Managing Director

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Teddy Koch
Name: Teddy Koch
Title: Director

WHITNEY BANK DBA HANCOCK BANK

By:	/s/ Megan Brearey
Name: Megan Brearey
Title: Senior Vice President

THE HUNTINGTON NATIONAL BANK

By:	/s/ Josephine C. Wisniewski
Name: Josephine C. Wisniewski
Title: Vice President

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Jonathan Leoniff
Name: Jonathan Leoniff
Title: Assistant Vice President

[SIGNATURE PAGES CONTINUE]

CADENCE BANK, NATIONAL ASSOCIATION

By:	/s/ Will Donnelly
Name: Will Donnelly
Title: AVP

FRANKLIN SYNERGY BANK

By:	/s/ Lisa Fletcher
Name: Lisa Fletcher
Title: Senior Vice President

SEASIDE NATIONAL BANK & TRUST

By:	/s/ H. Wayne Avient
Name: H. Wayne Avient
Title: Market Prseident

SCHEDULE A

Term Loan A-2 Commitments

Lender	Term Loan A-2 Commitments
Regions Bank	$6,200,000
Wells Fargo Bank, National Association	$5,500,000
PNC Bank, National Association	$5,500,000
Franklin Synergy Bank	$3,500,000
Hancock Bank	$3,400,000
Huntington National Bank	$3,400,000
Seaside National Bank & Trust	$2,500,000
Total	$30,000,000